SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 2012

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

35 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 2, 2012, the Board of Directors (the “Board”) of SIGA Technologies, Inc. (the “Company”) approved an amendment to the SIGA Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”) to provide for the inclusion of stock appreciation rights as a permitted form of award under the Plan.  The Company has amended and restated the Plan (the “Amended Plan”) to memorialize such amendment.  The Amended Plan also incorporates the amendment approved by the Board of Directors on May 17, 2011, permitting the Company to grant restricted stock units.  The Amended Plan remains unmodified in all other respects.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 8.01.    Other Events

On February 2, 2012, management of the Company received a memorandum from the Chairman of the Company’s Compensation Committee explaining to management the rationale for the recommendation by the Compensation Committee of the SSAR program.  The full text of such memorandum is as follows:

“As you know, the Compensation Committee of SIGA’s Board of Directors has been conducting a review of SIGA’s compensation programs with the assistance of Compensation Advisory Partners LLC, an independent compensation consultant.  That review has indicated that existing equity grants to our valued employees are not currently providing them with the desired incentive to remain at the Company, due to the recent declines in SIGA’s stock price notwithstanding the substantial accomplishments of SIGA as a company in the last year.  The Board, therefore, upon the recommendation of the Compensation Committee, has adopted a new component to the existing equity compensation program in order to permit the issuance of a new form of incentive, known as “stock-settled stock appreciation rights,” or “SSARs.”  The SSAR program is designed to provide additional flexibility to the existing equity compensation plan so as to provide the appropriate incentive structure to SIGA’s employee base.

The Compensation Committee expects that three tranches of SSARs will be issued, which would be distinguished from each other by the use of different caps on the value of underlying SIGA stock.  The rationale for imposing the caps is to provide value to employees who have lost significant value by the recent market decline but not provide a windfall if our stock price increases dramatically.  The first tranche would cap the reference stock price at $4.50, the second tranche would cap the reference stock price at $7.00 and the third tranche would cap the reference stock price at $11.00.  The exercise price for all SSARs would be the fair market value of SIGA’s stock price at the time of grant.  The caps within each tranche have the effect of limiting the value of a stock appreciation right.  For example, if the cap is $7.00, then the maximum value to an employee receiving and exercising a single SSAR would be the lesser of $7.00 or the fair market value of SIGA stock at the time of exercise, less the exercise price.  The number of rights granted to each employee, and the tranching of those rights, will be determined based on a series of factors including historical equity compensation and the employee’s relative contribution to SIGA’s success.

The Board is pleased to offer this new program to its employees.  Please contact the Compensation Committee if you have any question.  Thank you.”

The information set forth in this Item 8.01 is furnished to, but shall not be deemed “filed” with, the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	SIGA Technologies, Inc. 2010 Stock Incentive Plan (as amended and restated).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By: /s/ Daniel J. Luckshire
Name: Daniel J. Luckshire
Title:   Chief Financial Officer

Date: February 3, 2012